Exhibit 99.1

Synthetic Biologics to Raise $20.7 Million in Registered Direct Offering

For Immediate Release

Rockville, MD, October 10, 2014 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a biotechnology company developing novel biologics and drugs targeting specific pathogens that cause serious infections and diseases, announced today that it has executed definitive purchase agreements with select institutional investors for gross proceeds of approximately $20.7 million in a registered direct offering of approximately 14.1 million units at a price of $1.47 per unit, which represents a premium to the Company’s closing price on October 9, 2014. Each unit consists of one share of the Company’s common stock and a warrant to purchase 0.5 shares of the Company’s common stock at an exercise price of $1.75 per share, which represents approximately a 25% premium to the Company’s closing stock price on October 9, 2014. These warrants will have a term of exercise equal to five years from the first date of exercise, which is immediately following the closing date. This financing was allocated to both existing and new investors, including lead investor Great Point Partners, LLC.

Synthetic Biologics plans to use the proceeds primarily to advance the clinical development of its C. difficile preventative and constipation-predominant irritable bowel syndrome (C-IBS) therapeutic programs, as well as for general corporate purposes.

William Blair & Company, L.L.C. acted as the sole placement agent for the transaction.

This transaction is expected to close on or before October 15, 2014, subject to satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-189794), which was declared effective by the Securities and Exchange Commission (“SEC”) on July 16, 2013. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov, or by request to William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606, by telephone at (800) 621-0687, or by e-mail at prospectus@williamblair.com.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a biotechnology company focused on the development of novel anti-infective biologic and drug candidates targeting specific pathogens that cause serious infections and diseases. The Company is developing an oral biologic to protect the gastrointestinal microflora from the effects of IV antibiotics for the prevention of Clostridium difficile (C. difficile) infection, an oral treatment to reduce the impact of methane producing organisms on constipation-predominant irritable bowel syndrome (C-IBS), a series of monoclonal antibodies for the treatment of Pertussis and Acinetobacter infections, and a biologic targeted at the prevention and treatment of a root cause of a subset of IBS. In addition, the Company is developing an oral estriol drug for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements with respect to this offering and the successful execution of the Company's business strategy, including its intended use of proceeds. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, the additional clinical studies and results not meeting expectations, the inability to commence and complete clinical trials when anticipated and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2013 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics: Kris Maly, VP, Corporate Communication, (734) 332-7800, info@syntheticbiologics.com

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